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                                                                    EXHIBIT 10.6
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                                                        [IOM Letterhead]



Additional Agreement

between Verisity GmbH (Verisity Design) and IOM Business Center GmbH

of May 8, 2000.

Verisity rents, starting on June 1, 2000, another office of [an area of] 17.5 square meters for two persons at a [rent] price of DM 1,800.00 per month.

Security deposit:   DM 3 x monthly rent net (3x DM 1,800.00 = 5,400.00)

The agreement tenor corresponds with the main agreement of October 1, 1999.

All points of the main agreement remain valid to their full extent.

Signed:        Verisity GmbH                 IOM Business Center

               /s/ A.B.J. Rudolf             /s/ Sonja Schneider
               as discussed and agreed by
               Coby Hanoch
               /s/ Coby Hanoch

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